SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CARDIMA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

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(4)	Date Filed:

CARDIMA, INC.

47266 Benicia Street

Fremont, California 94538

Notice of Annual Meeting of Stockholders

To Be Held June 19, 2003

To the Stockholders of Cardima, Inc.:

NOTICE IS HEREBY GIVEN that a Annual Meeting of Stockholders (the “Annual Meeting”) of Cardima, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 19, 2003, at 11:00 a.m. local time at the Company’s executive offices located at 47266 Benicia Street, Fremont, California 94538, for the following purposes:

1.  To elect a Board of Directors of five members to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.  To approve and ratify our 2003 Stock Option Plan;

3.  To consider and vote upon a proposal to approve the issuance of shares of our Common Stock and warrants to purchase shares of our Common Stock in connection with our private placement;

4.  To consider and vote upon a proposal to approve an amendment to our Certificate of Incorporation authorizing the Board of Directors to increase our number of authorized shares of Common Stock from 100,000,000 to 125,000,000 and to increase the number of total authorized shares from 105,000,000 to 130,000,000;

5.  To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003; and

6.  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed the close of business on April 24, 2003 as the record date for determining the stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

Ronald E. Bourquin

Senior Vice President, Chief Financial Officer and Secretary

Fremont, California

May 8, 2003

ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

CARDIMA, INC.

47266 Benicia Street

Fremont, California 94538

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDER

JUNE 19, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Cardima, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, June 19, 2003, at 11:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s executive offices located at 47266 Benicia Street, Fremont, California 94538. The Company intends to mail this Proxy Statement, the enclosed proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2002, on or about May 8, 2003, to all stockholders entitled to notice of and to vote at the Annual Meeting.

Solicitation

The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our Common Stock. We may conduct further solicitation personally, telephonically, by facsimile or via electronic mail through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $8,000.

Record Date; Voting Securities

The close of business on April 24, 2003 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our Common Stock entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, we had approximately [            ] shares of Common Stock outstanding.

Voting Rights

Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock may not be voted cumulatively.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Elections (the “Inspectors”) with the assistance of our transfer agent. The Inspectors also will determine whether or not a quorum is present. Under our Bylaws, the holders of fifty percent (50%) of the voting power of the outstanding shares of capital stock entitled to vote at a meeting shall constitute a quorum with respect to an annual meeting. Stockholders holding shares of capital stock who are present in person or represented by proxy (including stockholders who abstain from voting their shares or who do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. Proposal 4, to approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of Common Stock, requires the affirmative vote of a majority of the outstanding shares to be approved. All other proposals submitted to the stockholders will require the affirmative vote, at a duly held meeting at which a quorum is present, of a majority of shares of capital stock having voting power present in person or represented by proxy and entitled to vote on the subject matter. Stockholders who abstain from voting as to a particular matter will not be counted as votes in favor of the matter. Accordingly, abstentions will have the effect of a vote “No” on any matter submitted to the stockholders.

Any proxy that is returned unmarked as to a particular item will be voted FOR Proposals 1, 2, 3, 4 and 5, and as the proxy holders deem advisable on other matters that may properly come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for determining whether stockholder approval of a proposal has been obtained. Broker non-votes will have the same effect as negative votes with respect to Proposal 4.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Gabriel B. Vegh or Ronald E. Bourquin, Inspectors of Election) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

At the Annual Meeting, the stockholders will elect a Board of Directors consisting of five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with our Bylaws. The Board of Directors has no reason to believe that any of the nominees named below will be unable or unwilling to serve as a director if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as our directors for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The names of the nominees, their ages as of the Record Date and certain other information about them are set forth below:

Name of Nominee*	Age	Principal Occupation	Director Since
Gabriel B. Vegh	63	Chief Executive Officer and Chairman of our Board of Directors	1992
Jesse D. Erickson	71	Retired Executive of Kaiser Aluminum and Retired Director and Chairman of the Investment Committee of S.H. Cowell Foundation	2001
Rodolfo C. Quijano, Ph. D., M.D.	67	President and Chief Technical Officer of 3F Medical Systems, Inc. and President and Chief Technical Officer of VenPro, Inc.	1999
Phillip C. Radlick, Ph.D.	65	Independent Consultant	1994
Lawrence J. Siskind	50	Partner, Harvey Siskind Jacobs, LLP	2001

*	There are no family relationships among any of the directors or executive officers of the Company. There have been no changes on the Board of Directors since our 2002 Annual Meeting of Stockholders.

Mr. Gabriel B. Vegh, our founder, was elected as Chairman of our Board of Directors in May 2001. Mr. Vegh has been our Chief Executive Officer since June 2000. Mr. Vegh has been one of our Directors since November 1992, and served as our President from June 2000 to May 2001. He was our Executive Vice President from January 1995 until June 2000, and our Chief Operating Officer from November 1994 through January 1995. Mr. Vegh was our President from May 1993 through November 1994, and our Chief Financial Officer from May 1993 through July 1996. Prior to joining us, from August 1985 until May 1993, Mr. Vegh was the Vice President, Operations of Target Therapeutics, Inc., which is now a division of Boston Scientific Corporation. From February 1983 until August 1985, Mr. Vegh was General Manager, Pilot Operations of Advanced Cardiovascular Systems, Inc., which is now a division of Guidant Corporation. Mr. Vegh received a B.S. in Mechanical Engineering from the New Jersey Institute of Technology.

Mr. Jesse D. Erickson has been one of our directors since May 2001. Mr. Erickson was the President of the S.H. Cowell Foundation, a private charitable foundation in San Francisco, from 1991 to 1998. He then served as director and chairman of the investment committee of the S.H. Cowell Foundation until 2001 when he retired. Mr. Erickson worked for Kaiser Aluminum & Chemical Corporation for 32 years, holding various executive positions including President of Kaiser Aluminum International, Chief Administrative Officer and Sheet and Plate Division Manager. He retired from Kaiser in 1989 as a Senior Vice President. Mr. Erickson received a B.S. in Business and Chemical Engineering from the Massachusetts Institute of Technology.

Dr. Rodolfo C. Quijano has been one of our directors since November 1999. Dr. Quijano is a founder of VenPro, Inc. and has served as its Chief Technical Officer since 1997 and President and Chief Technical Officer of 3F Therapeutics, Inc. since 1998. Dr. Quijano serves on the Board of Directors of Orqis, Inc. (formerly ForeFlow, Inc.), of which he is also the founder. Prior to Dr. Quijano’s current positions, he was the General Manager of Hepatix, AG, from 1993 to 1994 and from 1987 to 1993 was the Vice President of Research and Development, Regulatory Affairs and Clinical Research for the Edwards Cardiovascular Surgery Division of Baxter Healthcare Corporation. Dr. Quijano received a B.S. in Chemistry from the University of Alabama and a Ph.D. from the University of Central America.

Dr. Phillip C. Radlick has been one of our directors since November 1994. Dr. Radlick is currently and independent consultant in the healthcare industry. Dr. Radlick served as President and Chief Executive Officer of Lipid Sciences, Inc., a publicly held biotechnology company from June 2000 until October 2002. Dr. Radlick was our President and Chief Executive Officer from November 1994 to June 2000. Prior to joining us, from November 1992 until October 1994, Dr. Radlick was the President and Chief Executive Officer of Hepatix, Inc., a start-up medical device company. From November 1986 until November 1992, Dr. Radlick was the President of Edward’s Cardiovascular Surgery Division, a division of Baxter Healthcare Corporation responsible for the development, manufacture and sale of cardiovascular products. Dr. Radlick received a B.S. in Chemistry and a Ph.D. in Organic Chemistry from the University of California, Los Angeles.

Mr. Lawrence J. Siskind has been one of our directors since December 2001. Mr. Siskind is currently a partner of Harvey Siskind Jacobs, LLP, a law firm in San Francisco, California where he specializes in litigation, registration and transactional advice regarding domestic and international copyrights, trademarks, trade secrets and unfair competition. Mr. Siskind was appointed by President Reagan in 1987 to serve as the nation’s first Special Counsel for Immigration Related Unfair Employment Practices, returning to private practice in 1989. In 1996, former California Governor Pete Wilson appointed Mr. Siskind to serve as a charter member of the State Commission on Academic Content and Performance Standards. In 1998, former Governor Wilson appointed Mr. Siskind to his Advisory Council on Electronic Commerce. Mr. Siskind received a B.A. from Harvard University and a J.D. from Harvard Law School.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2002, the Board of Directors held seven meetings and acted four times by unanimous written consent. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board of Directors will consider nominations from stockholders, which should be addressed to Ronald E. Bourquin at our address set forth above.

The Audit Committee (1) recommends to the Board of Directors the independent auditors to be retained to audit our financial statements and (2) monitors the effectiveness of the audit effort, our financial and accounting organization and our system of internal accounting controls. During the fiscal year ended December 31, 2002, the Audit Committee consisted of three independent directors: Mr. Jesse D. Erickson, Dr. Rodolfo C. Quijano and Mr. Lawrence J. Siskind. The Audit Committee met four times in 2002.

The Compensation Committee (1) administers and makes recommendations concerning our policies on salaries and incentive compensation, stock options awards to employees and consultants and otherwise determines compensation levels and (2) performs such other functions regarding compensation as the Board of Directors may delegate. During the fiscal year ended December 31, 2002, the Compensation Committee consisted of two non-employee directors: Dr. Phillip C. Radlick and Mr. Jesse D. Erickson. The Compensation Committee met one time during 2002.

During the fiscal year ended December 31, 2002, all directors attended at least 75% of the aggregate of the meetings of the Board of Directors, and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of any other entity.

Compensation of Directors

Directors currently receive no cash fees for services provided in that capacity but are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors. Our 1997 Directors’ Stock Option Plan (the “Directors’ Plan”) provides that each person who becomes a non-employee director of the Company will be granted a non-statutory stock option to purchase 20,000 shares of Common Stock on the date on which such person first becomes our non-employee director. This initial grant is fully exercisable on the date of the grant. In addition, on the date of each annual meeting of our stockholders at which such director is re-elected, each such non-employee director shall be granted an additional option to purchase 2,000 shares of Common Stock if, on such date, he or she shall have served on the Board of Directors for at least three months during the current fiscal year, and such option will become exercisable in full on the date of grant. Each of the nominees for director will have served for more than three months at the time of the Annual Meeting, and so each will receive options to purchase 2,000 shares of the our Common Stock under the Directors’ Plan if they are re-elected to the Board of Directors at the Annual Meeting. As of the Record Date, options to purchase 122,000 shares remain available for grant under the Director’s Plan. Options to purchase 144,000 shares have been granted under the Directors’ Plan of which 74,000 shares remain outstanding and exercisable, 4,000 shares have been exercised and 66,000 shares have been cancelled.

On March 5, 2003, we granted to each of Mr. Erickson, Dr. Quijano and Mr. Siskind options to purchase an additional 40,666 shares of our Common Stock. The March 5, 2003 grants were made under our 1993 Stock Option Plan, and the options were fully vested on the date of grant. Our Board of Directors granted these options as a result of the increased demands and incremental time spent by the members of the Board of Directors due to recent changes in the federal securities laws.

Change of Control Arrangements

Our 1993 Stock Option Plan provides that options shall become fully vested and exercisable as to all shares granted under that plan in the event that a change of control of the Company occurs. Members of our Board of Directors and our officers currently hold options granted under our 1993 Stock Option Plan.

PROPOSAL NO. 2

APPROVAL AND RATIFICATION OF OUR 2003 STOCK OPTION PLAN

The Cardima, Inc. 2003 Stock Option Plan (the “Stock Plan”) was adopted by our Board of Directors on April 17, 2003, subject to approval by our stockholders at the Annual Meeting.

Summary of the Stock Plan

The following description of the Stock Plan is a summary only. It is subject to, and qualified in its entirety, by the full text of the Stock Plan. The full text of the Stock Plan is set forth as Exhibit A hereto, and is substantially in the form in which it will take effect if this Proposal 2 is approved by the stockholders.

General.    The Stock Plan authorizes the Board of Directors, or one or more committees which the Board of Directors may appoint from among its members (the “Committee”), to grant to employees, consultants and non-employee directors options to purchase Common Stock. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options, as determined by the Board of Directors or the Committee.

Purpose.    The general purpose of the Stock Plan is to provide additional incentive to employees, consultants and non-employee directors to continue to render services to us and to promote the success of the our business. The Stock Plan is intended to replace our 1993 Stock Option Plan, as amended (the “1993 Plan”), which expires by its own terms as of June 10, 2003.

Administration.    The Stock Plan may be administered by the Board of Directors or a Committee (the “Plan Administrator”). Subject to the other provisions of the Stock Plan, the Plan Administrator has the authority to: (1) determine the fair market value of a share of Common Stock; (2) select the employees, consultants or non-employee directors to whom options may be granted under the Stock Plan; (3) determine the number of shares of Common Stock to be covered by each option granted under the Stock Plan; (4) approve forms of agreement for use under the Stock Plan; (5) determine the terms and conditions of the option, consistent with the terms of the Stock Plan, granted under the Stock Plan, including the exercise price, the time or times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the shares of Common Stock relating thereto, based in each case on such factors as the Plan Administrator shall determine; (6) construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (7) prescribe, amend and rescind rules and regulations relating to the Stock Plan; (8) modify or amend each option, including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the Stock Plan; (9) allow optionees to satisfy withholding tax obligations by electing to have us withhold from the shares to be issued upon exercise of an option that number of shares having a fair market value equal to the amount required to be withheld; (10) authorize any person to execute on our behalf any instrument required to effect the grant of an option previously granted by the Plan Administrator; and (11) make all other determinations deemed necessary or advisable for administering the Stock Plan.

Eligibility and Shares Subject to the Stock Plan.    Under the Stock Plan, 2,200,000 shares of Common Stock have been reserved for issuance. When our 1993 Plan expires on June 10, 2003, not less than [            ] shares will remain available for grant under the 1993 Plan, with the exact number to depend on the number of shares remaining at June 10, 2003, plus any shares forfeited by terminated employees prior to that date. The Stock Plan provides that options may be granted to our employees, consultants and non-employee directors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of our outstanding stock (a “10% Stockholder”) is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

The allocation of shares pursuant to the Stock Plan which stockholders are being asked to approve hereby has not been determined. Pursuant to the terms of the Stock Plan, the Plan Administrator charged with the administration of the Stock Plan will determine the number of options (and any other awards) to be allocated to employees, consultants and non-employee directors under the Stock Plan in the future, and such allocations may be made only in accordance with the provisions of the Stock Plan as described herein.

Terms and Conditions of Options.    Each option granted under the Stock Plan is evidenced by a written stock option agreement we enter into with the optionee and is subject to the following terms and conditions:

(a)    Exercise Price.    The Board of Directors or the Plan Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or sale price for the last preceding date for which quotations exist if no sales were reported) on the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the closing sale price for such stock (or sale price for the last preceding date for which quotations exist if no sales were reported) on the date the option is granted.

(b)    Form of Consideration.    The means of payment for shares of Common Stock issued upon exercise of an option is specified in each option agreement and generally may be made, to the extent not prohibited by applicable law, by cash, check, promissory note, other shares of our Common Stock owned by the optionee, consideration received by us under a formal cashless exercise program that we have adopted, or by a combination thereof.

(c)    Exercise of the Option.    Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% stockholder, the term of the option shall be for no more than five years from the date of grant.

(d)    Termination of Employment.    If an optionee’s employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(e)    Disability.    If an employee is unable to continue employment with us as a result of disability (as defined in the Stock Plan), then all options held by such optionee under the Stock Plan shall expire upon the earlier of (i) six months after the date of termination of the optionee’s employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(f)    Death.    If an optionee dies while employed by us, his or her option shall expire upon the earlier of (i) 12 months after the optionee’s death and (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee’s option at any time before such expiration to the extent that such option was exercisable at the time of death.

(g)    Nontransferability of Options.    Unless determined otherwise by the Plan Administrator, during an optionee’s lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

(h)    Value Limitation.    If the aggregate fair market value of all shares of Common Stock subject to an optionee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-statutory options.

(i)    Other Provisions.    The stock option agreement may contain such terms, provisions and conditions as are consistent with the Stock Plan as may be determined by the Board of Directors or the Plan Administrator.

Adjustment upon Changes in Capitalization, Corporate Transactions.    In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in our capital structure, proportional adjustments shall be made in the number and class of shares of capital stock subject to the Stock Plan, the number and class of shares of capital stock subject to any option outstanding under the Stock Plan, and the exercise price of any such outstanding option. Any such adjustment shall be made upon approval of the Board of Directors and, if required, our stockholders, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving us, the vesting and exercisability of all outstanding options shall be accelerated to twice the number of vested shares of Common Stock underlying such option immediately prior to such acceleration, and the remaining unvested options following such acceleration shall be assumed or substituted by the surviving entity. In the event that such outstanding options are not assumed or substituted, the exercisability of all outstanding options shall be accelerated. To the extent they have not been previously exercised, options shall terminate upon consummation of the proposed action.

Amendment, Suspensions and Termination of the Stock Plan.    The Board of Directors may amend, suspend or terminate the Stock Plan at any time; provided, however, that we are required to obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Section 422 of the Code or any other rule or statute requiring stockholder approval. In any event, the Stock Plan will terminate automatically on April 17, 2013.

Federal Tax Information

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (a) the fair market value of the shares at the date of the option exercise and (b) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or one of our 10% stockholders. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options which do not quality as incentive stock options are referred to as non-statutory options. An optionee will not recognize any taxable income at the time he is granted a non-statutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who also is our employee will be subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Subject to Section 162(m) of the Code, we will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-statutory option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee resides.

Vote Required

The approval the Stock Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL NO. 3

APPROVAL FOR PURPOSES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. RULE 4350(i)(1)(D) OF THE ISSUANCE OF OUR COMMON STOCK AND WARRANTS TO PURCHASE SHARES OF OUR COMMON STOCK IN CONNECTION WITH OUR PRIVATE PLACEMENT AS DESCRIBED IN THIS PROPOSAL 3

Summary of Proposed Private Placement

We hope to complete prior to December 31, 2003, on the terms and conditions set forth under “Summary of Terms of the Proposed Private Placement,” a closing or closings of a private placement involving the sale of up to 25,000,000 shares of Common Stock (including shares issuable upon exercise of warrants and any shares or other securities convertible into or exercisable for shares which might be issued to the investors pursuant to the terms of the Purchase Agreements or any warrants issued in the Proposed Private Placement). This proposed future sale of shares of Common Stock and related warrants is referred to as the “Proposed Private Placement.”

The preliminary terms of the purchase agreements and warrants to be used in connection with the Proposed Private Placement are described in more detail below.

Our Board of Directors approved the terms of the Proposed Private Placement.

Why We Are Seeking Stockholder Approval

The issuance by us of Common Stock and other securities pursuant to the Proposed Private Placement is being submitted to the stockholders at the Annual Meeting because the sale is subject to stockholder approval pursuant to the Rules of the National Association of Securities Dealers, Inc. (“NASD”) applicable to entities, such as us, which have securities authorized for trading on the Nasdaq SmallCap Market System (“Nasdaq”). Under NASD Rule 4350(i)(1)(D), companies which have securities traded on Nasdaq must obtain stockholder approval prior to the issuance of common stock (or securities, such as warrants, convertible into or exercisable for common stock) in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to twenty percent (20%) or more of the common stock or twenty percent (20%) or more of the voting power of a company outstanding before the issuance (the “20% Rule”). Our Board of Directors has submitted this Proposal 3 to our stockholders for approval because the NASD Rules require us to receive stockholder approval of the sale of our Common Stock and warrants to purchase shares of our Common Stock in the Proposed Private Placement.

As of April 15, 2003, we had issued and outstanding 62,898,390 shares of Common Stock. The shares we anticipate issuing in connection with the Proposed Private Placement represent approximately 40% of our outstanding shares as of April 15, 2003, assuming the full exercise of any warrants issued (or to be issued) in connection with the Proposed Private Placement. We expect that the average purchase price of the shares sold or to be sold to investors who participate in the Proposed Private Placement (the “Investors”) could represent a discount to the five day average closing price per share of our Common Stock immediately prior to the respective closings (the “Market Price”). We have been informed by representatives of the NASD that even if shares are issued at the Market Price, any warrants issued to investors in connection with their purchase of in excess of 20% of our outstanding shares of Common Stock would be deemed to constitute a discount for the purposes of the 20% Rule.

The approval sought under this Proposal 3 will be effective to satisfy the stockholder approval required by the 20% Rule. We therefore are seeking the approval by our stockholders of the issuance and sale of our Common Stock and warrants in all closings of the Proposed Private Placement to satisfy the 20% Rule.

Under the NASD Rules, the minimum vote which will constitute stockholder approval of this Proposal 3 for the purposes of the 20% Rule shall be a majority of the total votes cast on the proposal in person or by proxy at the Annual Meeting.

Impact if Proposal 3 is Not Approved

Our Board of Directors has determined that the Proposed Private Placement will be in our best interest and in the best interest of our stockholders because receipt of the proceeds from the offering will enable us to continue operations. We estimate that our current cash balances will be sufficient to fund planned expenditures through September 30, 2003. If we are unable to obtain stockholder approval of this Proposal 3, we will be unable to complete the Proposed Private Placement. Our inability to complete the Proposed Private Placement would have a material adverse effect upon us and would likely result in our inability to continue as a going concern after September 30, 2003. If we cannot raise additional funds by completing the Proposed Private Placement, we will be forced to look for sources of alternative funding which, even if available, may be on terms substantially less favorable to us.

If we are unsuccessful in obtaining additional funding, or if the terms of such funding are onerous, it could cause us to, among other things:

•	scale back or eliminate some or all of our research and development programs;

•	limit marketing of our products;

•	license to third parties products or technologies that we would otherwise seek to develop ourselves;

•	become insolvent; or

•	cease operations.

Furthermore, if we are unsuccessful in obtaining additional funding, or if the terms of such funding are onerous, we may be unable to maintain the minimum bid price required for our shares to comply with the minimum listing requirements of the NASD Rules and our Common Stock could be delisted from Nasdaq.

In the event that we do not receive stockholder approval of this Proposal 3, and if we sell Common Stock in the Proposed Private Placement which exceeds 20% of the shares outstanding as of date just prior to the initial issuance in the Proposed Private Placement, we would not be in compliance with the 20% Rule. In that event, our Common Stock could be delisted from the Nasdaq.

Background of the Transaction

We have funded our recent operations primarily through a series of private placements, some of which have included the issuance of shares of our Common Stock and warrants to purchase shares at a price per share of less than the Market Price. Our current cash is expected to be sufficient to fund operations through September 30, 2003. As a result of discussions regarding our capital requirements and the uncertainty in the financial markets generally, our Board of Directors and our management determined that we should raise additional capital through the sale of equity securities to address our working capital needs. Our Board of Directors has authorized each of our Chief Executive Officer, Chief Financial Officer and President to seek such financing and negotiate with potential investors. We are seeking your approval of this Proposal 3 so that we may have the ability to address, in a timely manner, our financing needs by pursuing these potential private placement transactions, which would otherwise be subject to (i) extended delays relating to seeking and obtaining stockholder approvals, (ii) additional costs associated with the need to convene a special meeting of stockholders and (iii) terms less favorable to us due to the decreasing negotiating leverage which is typically associated with our decreasing liquidity.

Closings of the Proposed Private Placement

We intend to enter into purchase agreements with Investors in connection with the Proposed Private Placement of our Common Stock and, if applicable, warrants exercisable for shares of our Common Stock (the “Purchase Agreements”). The number of shares we intend to issue in subsequent closings would exceed twenty percent (20%) of our outstanding Common Stock as of the April 15, 2003, and presumably also would exceed twenty percent (20%) of our outstanding Common Stock as of the date immediately prior to the initial closing of the Proposed Private Placement. Consequently, we are seeking your approval of these potential issuances pursuant to the 20% Rule. Your approval of this Proposal 3 will effectively serve as this approval. However, even if you approve this Proposal 3, there can be no assurances that subsequent closings will be consummated.

Summary of Terms of the Proposed Private Placement

General Terms.    We intend to issue shares of Common Stock (the “Shares”) in connection with the Proposed Private Placement at a purchase price per share (the “Purchase Price”) that will be not less than eighty percent (80%) of the Market Price of our Common Stock as of the date of the closing. Depending on market conditions at the time of any closing of the Proposed Private Placement, the Investors also may receive warrants (the “Warrants”) to purchase a fixed number of shares of Common Stock equal to a percentage of the total number of Shares purchased by such Investor. The total number of shares of Common Stock to be issued in connection with the Proposed Private Placement (including shares issuable upon the exercise of any warrants issued in connection therewith) shall not exceed 25,000,000.

The Warrants would have a term of four years and an exercise price of at least one hundred percent (100%) of the Purchase Price. We expect that the exercise price of the Warrants will be at approximately eighty percent (80%) of the Market Price of our Common Stock as of the date of the closing.

Proceeds.    The Purchase Price is not determinable at this time, so we can only estimate the gross proceeds to be received in connection with the Proposed Private Placement based on certain assumptions. As of the Record Date, the fifty-two (52) week low closing price of our Common Stock is $0.67, the fifty-two (52) week high closing price of our Common Stock is $1.56 and the closing price of our Common Stock on April 15, 2003 was $1.44.

Assuming that the Purchase Price is equal to $0.536, or eighty percent (80%) of the fifty-two (52) week low closing price of our Common Stock, we could expect to receive gross proceeds from the Proposed Private Placement of approximately $9.57 million and net proceeds of approximately $8.4 million (assuming that we (a) sell 17,857,142 Shares, (b) issue Warrants to purchase an additional 5,357,144 shares of Common Stock, which represents three (3) shares issuable upon exercise of the Warrants for every ten (10) Shares issued to the Investors and (c) issue warrants to purchase 1,785,714 shares of Common Stock to placement agents (the “Placement Agent Warrants”) ).

Assuming that the Purchase Price is equal to $1.248, or eighty percent (80%) of the fifty-two (52) week high closing price of our Common Stock, we could expect to receive gross proceeds from the Proposed Private Placement of approximately $22.3 million and net proceeds of approximately $19.6 million (assuming that we (a) sell 17,857,142 Shares, (b) issue Warrants to purchase an additional 5,357,144 shares of Common Stock and (c) issue Placement Agent Warrants to purchase 1,785,714 shares of Common Stock).

Assuming that the Purchase Price is equal to $1.152, or eighty percent (80%) of the closing price of our Common Stock on April 15, 2003, we could expect to receive gross proceeds from the Proposed Private Placement of the Shares and Warrants of approximately $20.5 million and net proceeds of approximately $18 million (assuming that we (a) sell 17,857,142 Shares, (b) issue Warrants to purchase an additional 5,357,144 shares of Common Stock and (c) issue Placement Agent Warrants to purchase 1,785,714 shares of Common Stock).

Regardless of whether this Proposal 3 is approved by our stockholders, we cannot assure that we will be able to raise any funds through the consummation of the Proposed Private Placement or any other issuance of shares or warrants. In addition, we note that the estimates for the net and gross proceeds listed above are based upon certain assumptions that could prove to be inaccurate, including that (i) the cash commission payable upon purchase of the Shares shall be equal to eight percent (8%) of the aggregate purchase price of any Shares sold in the Proposed Private Placement, (ii) the cash commission payable upon the exercise of the Warrants shall be equal to seven and a half percent (7.5%) of any cash proceeds received in connection with the exercise of a Warrant, (iii) the commission will be payable to only one of the placement agents acting as our agents in connection with the Proposed Private Placement (the “Placement Agents”) and (iv) the purchase price of the Shares sold shall be not less than eighty percent (80%) of the Market Price of our Common Stock on a given closing date. See also “Impact of the Issuances on the Existing Stockholders” and “Fees; Placement Agent Warrants.”

Fees; Placement Agent Warrants.    We anticipate appointing one or more Placement Agents to act as our agent to assist us in completing the Proposed Private Placement. Pursuant to our current agreements with the Placement Agents, we are obligated to pay the Placement Agents fees equal to up to eight percent (8%) of the gross proceeds from sales of Shares to any Investors in the Proposed Private Placement. In addition, the Placement Agents also will receive a commission equal to up to seven and a half percent (7.5%) of any cash proceeds received in connection with the exercise of any Warrant (other than Placement Agent Warrants) that we may issue in the Proposed Private Placement. In addition to the cash fees, the Placement Agent will receive Placement Agent Warrants to purchase a number of shares of our Common Stock equal to up to ten percent (10%) of the number of Shares sold in the Proposed Private Placement. The Placement Agent Warrants issuable to the Placement Agents will be exercisable for a period of five (5) years and will have an exercise price of not less than 110% of the Purchase Price. The Placement Agent Warrants will not be redeemable, and may have “net exercise” provisions whereby the Placement Agent may use shares issuable upon exercise of the Warrants for payment of the exercise price.

It is possible that we could enter into agreements containing terms different from those described in the prior paragraph with additional Placement Agents. Given the current arrangements that we have with Placement Agents and the possibility that we could enter into further arrangements with Placement Agents in connection with the Proposed Private Placement, there is the possibility that the fees payable to the Placement Agents may overlap and result in the payment of a cash and warrant commission to multiple Placement Agents in connection with the same sale of securities in a closing of the Proposed Private Placement. In addition, under the terms of certain of our arrangements with Placement Agents, we are required to pay a cash penalty to those Placement Agents in the event that our Proposed Private Placement is handled by a different agent. These overlapping commissions and potential cash penalties would reduce the net proceeds of the Proposed Private Placement both by increasing the cash commissions and cash penalties that we must pay in connection with the Proposed Private Placement and by reducing the number of Shares that we otherwise would be able to sell to Investors pursuant to this Proposal 3. We also expect to reimburse the Placement Agents for reasonable expenses incurred by them in connection with the Proposed Private Placement.

Subscribers.    We intend to sell Shares and Warrants, if any (collectively, the “Securities”), only to Investors who are “accredited investors” under Rule 501 of Regulation D promulgated by the SEC under the Securities Act. It is currently contemplated that we will complete the Proposed Private Placement not later than December 31, 2003.

Registration of Common Stock.    Pursuant to the terms of the Proposed Private Placement, we intend to file with the SEC not more than thirty (30) business days after the closing of the Proposed Private Placement (the “Closing Date”), and use our reasonable best efforts to have declared effective not more than ninety (90) business days after the Closing Date, a registration statement under the Securities Act (the “Registration Statement”). The Registration Statement will permit the resale by the Investors of up to a total of 25,000,000 shares of Common Stock sold initially in the Proposed Private Placement, issuable upon exercise of the Warrants, if any, and issuable upon the exercise of the Placement Agent Warrants.

Summary of the Terms of the Warrants to be Issued in the Proposed Private Placement

General Terms.    Depending on market conditions at the time of any closing of the Proposed Private Placement, the Investor might receive a Warrant that will entitle the holder to purchase at an exercise price of 100% of the Purchase Price a fixed number shares of Common Stock equal to a percentage of the total number of Shares purchased by such Investor, subject to the adjustments in certain cases described below under “Summary of the Terms of the Warrants to be Issued in the Proposed Private Placement—Adjustments to Exercise Price and Number of Shares.”

To the extent Warrants are issued in connection with the Proposed Private Placement, each such Warrant will be exercisable at any time during the four (4) year period following the Closing Date and will have the general terms and conditions described herein.

Adjustments to Exercise Price and Number of Shares.    Each Warrant would be exercisable commencing [six (6)] months after the date of issuance. The exercise price and the number of shares of Common Stock to be issued upon the exercise of a Warrant would be subject to adjustment, from time to time, upon the occurrence of any of the following events:

(a)	if we (i) declare or pay a dividend in, or make a distribution of shares of Common Stock, on our outstanding shares of Common Stock, (ii) subdivide our outstanding shares of Common Stock into a greater or lesser number of shares, or (iii) combine or reclassify our outstanding shares of Common Stock into a larger or smaller number of shares; or

(b)	if our Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in the preceding paragraph), the Warrant shall represent the right to purchase, in lieu of the number of shares of Common Stock which the Warrant would otherwise represent the right to purchase, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock which the Warrant would have otherwise entitled the holder to purchase immediately before that change.

In the event of a downward adjustment to the applicable exercise price of the Warrants, more shares of our Common Stock will therefore be issuable upon subsequent exercise of the Warrants than would be issuable prior to such adjustment. Stockholder approval being sought hereby will constitute consent to such issuance even if they cause the aggregate number of shares of our Common Stock issuable on exercise of any Warrants to equal or exceed the number of shares permitted by the 20% Rule.

Redemption.    Each Warrant would be subject to redemption by us at any time after issuance of such Warrant at a redemption price of $0.001 per share if the average closing bid price per share of our Common Stock for any fifteen (15) consecutive trading days prior to the notice of redemption is greater than or equal to 200% of the Purchase Price (a “Triggering Event”). In the event that we wish to redeem the Warrants, we would be required to give notice of our intent to redeem the Warrant (the “Notice of Redemption”) within five (5) business days after the Triggering Event. We may then redeem the Warrant not less that thirty (30) days after the date that we give our Notice of Redemption, provided it has not been exercised prior to such time.

Registration.    The shares of Common Stock underlying any warrants issued to the Investors or the Placement Agents will be registered along with the Shares sold in the Proposed Private Placement. See “Summary of Terms of the Proposed Private Placement—Registration of Common Stock.”

Use of Proceeds

We intend to use the proceeds from the Proposed Private Placement for working capital, including, without limitation, planned marketing efforts in the event that our microcatheter that is currently scheduled to be reviewed by the Circulatory Systems Device Panel of the U.S. Food and Drug Administration on May 29, 2003 is

approved, expansion of sales efforts and for such other general corporate purposes as our Board of Directors may determine from time to time. We hope to raise sufficient proceeds from the Proposed Private Placement to meet our capital requirements for a period of approximately 6 to 24 months.

Impact of the Issuances on Existing Stockholders

The issuance by us of the Shares that may be sold in the Proposed Private Placement, assuming the issuance of all shares of Common Stock issuable upon exercise of any Warrants and Placement Agent Warrants issued in connection with the placement, would increase the number of issued and outstanding shares of Common Stock from 62,898,390 on April 11, 2003, to 87,898,390 following the closing of the Proposed Private Placement, an approximate 40% increase.

If this Proposal 3 is approved, our existing stockholders will hold a smaller percentage of our outstanding capital stock and will have less influence over our affairs. Assuming for the purposes of the following calculations that the Proposed Private Placement results in the sale of 17,857,142 Shares, the issuance of Warrants to purchase an additional 5,357,144 shares of Common Stock, and the issuance of Placement Agent Warrants to purchase 1,785,714 shares of Common Stock, if a single investor or investor group were to receive all of the Shares, Warrants and Placement Agent Warrants sold in the Proposed Private Placement, such investor or investor group could potentially control approximately 28.4% of the total voting power of our outstanding capital stock (assuming exercise of all Warrants and Placement Agent Warrants issued in the Proposed Private Placement). This percentage will be even higher if the investor or investor group own shares of Common Stock or warrants to purchase our Common Stock prior to the initial closing of the Proposed Private Placement. Accordingly, the investors in our Proposed Private Placement may have significant influence over matters submitted to our stockholders.

The issuance of the Shares and the issuance of shares of Common Stock upon the exercise of Warrants pursuant to Purchase Agreements may result in a change in ownership as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to Sections 382 and 383 of the Code, the annual use of our net operating losses (“NOLs”) will be limited if there is a cumulative change of ownership (as that term is defined in Section 382(g) of the Code) of greater than 50% in the past three years. If a Section 382 ownership change occurs, there would be a substantial limitation on our ability to utilize our NOLs to offset future taxable income. As reported in our Form 10-K for the year ended December 31, 2002, we had approximately $87 million of NOL carryforwards at such time. There is no assurance, however, that we will generate taxable income in the future against which the NOLs could be applied.

Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights with respect to the transactions contemplated by this Proposal 3.

Incorporation	by Reference of Annual Report on Form 10-K

Concurrently with this Proxy Statement, we are sending to our stockholders a copy of our Annual Report on Form 10-K, for the fiscal year ended December 31, 2002 (the “Form 10-K”). This Proxy Statement incorporates by reference the Form 10-K which contains important information about us and our financial condition that is not included in this Proxy Statement. A copy of the Form 10-K also has been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov).

Vote Required

Under the NASD Rules, the minimum vote which will constitute stockholder approval of this Proposal 3 for the purposes of the 20% Rule is the affirmative vote of a majority of the total votes present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved an amendment to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to (i) increase the total number of authorized shares to 130,000,000 from 105,000,000 shares and (ii) increase the number of authorized shares of Common Stock to 125,000,000 from 100,000,000. Our Board of Directors unanimously recommends that our stockholders approve this amendment.

As of the Record Date, [            ] shares of our Common Stock were issued and outstanding. An additional [            ] shares of Common Stock were reserved for future issuance under our stock plans, of which [            ] shares were covered by outstanding options and [            ] shares were available for future grant or purchase. Additionally, as of the Record Date, warrants to purchase [            ] shares of Common Stock were issued and outstanding.

We plan to raise financing through the private placement of shares of Common Stock and warrants to purchase shares of Common Stock as described in Proposal 3. The maximum number of shares of Common Stock to be issued in the Proposed Private Placement (assuming the issuance of all shares of Common Stock issuable upon exercise of warrants issued in the Proposed Private Placement) is 25,000,000. The authorized shares of Common Stock currently available is not sufficient to enable us to consummate the Proposed Private Placement of Common Stock and warrants. Regardless of whether this Proposal 4 is approved by the stockholders, we cannot assure you that we will be able to raise any funds through the issuance of stock and warrants or otherwise, or that the terms of any financing will be favorable to the Company.

Our Board of Directors believes that the authorized shares of Common Stock remaining available for future issuance is not sufficient to enable us to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as described above. Our Board of Directors also believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financings, acquisitions, strategic business relationships or stock dividends (including stock splits in the form of stock dividends). Further, our Board of Directors believes the availability of additional shares of Common Stock will enable us to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder’s percentage voting power.

If Proposal 4 is approved, the authorized shares of Common Stock in excess of those issued and outstanding, and those issuable pursuant to outstanding warrants and options and planned to be issued pursuant to the Proposed Private Placement and stock plans, is estimated to be approximately 10.8 million shares. Those shares will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. We do not presently have any plans to issue any of the excess shares. However, upon issuance, such shares of Common Stock will have the same rights as the outstanding shares of Common Stock. Holders of our Common Stock do not have preemptive rights.

Our Board of Directors does not intend to issue any Common Stock except on terms which our Board of Directors deems to be in our best interests and in the best interests of our then-existing stockholders.

Our Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of us. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of us by means of merger, tender offer, proxy contest or otherwise, or to change our management.

The text of the first paragraph of Paragraph A of Article IV of the Certificate of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

“This corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock”) and preferred (“Preferred Stock”). The total number of shares which the Corporation is authorized to issue is One Hundred Thirty Million (130,000,000) shares. The number of shares of Common Stock authorized to be issued is One Hundred Twenty Five Million (125,000,000), par value $0.001 per share, and the number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $0.001 per share.”

Vote Required

The affirmative vote of the holders of a majority of our outstanding Common Stock is required to approve this Proposal 4. If approved by the stockholders, the proposed amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which is expected the take place as soon as practicable after the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ernst & Young LLP has served as our independent auditors since 1993 and, upon the recommendation of the Audit Committee, has been selected by the Board of Directors to continue as our independent auditors for the fiscal year ending December 31, 2003. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board of Directors will reconsider its selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2002 by our principal accounting firm, Ernst & Young LLP:

Audit Fees	$132,355(1)
All Other Fees	$105,070(2)(3)

(1)	Includes fees billed for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-Q for the most recent fiscal year.
(2)	Includes fees for audit-related services of $83,000 and other non-audit services of $22,070. Audit-related services include fees for the review of our registration statements on Form S-3 and Form S-8. Non-audit services include fees for tax compliance and planning services.
(3)	The Audit Committee has considered whether the provision of these other services is compatible with maintaining the principal auditors’ independence.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of April 15, 2003 by: (1) each person known by us to be a beneficial owner of five percent or more of our Common Stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table set forth herein and (4) all current directors and executive officers as a group.

PRINCIPAL STOCKHOLDERS

Name and Address	Number of Shares	Percent of Total Shares Outstanding(1) (2)

David W. Tice & Associates, Inc. (3) 8140 Walnut Hill Lane, Suite 300 Dallas, TX 75231	5,523,613	8.67%

Entities Affiliated with e-New Media Company Limited (4) Chinachem Golden Plaza, Suite 1502 77 Mody Road Tsimshatsui East, Kowloon Hong Kong	4,728,470	7.47%

Asia Peak Holdings, Ltd. and its Affiliate (5) 297 Prince Edward Road West, Flat 2B Kowloon, Hong Kong	4,286,872	6.71%

Peter Yuan Lie Ming (6) NNG Tomson Village No. 1, Longdong Ave. Pudong, Shanghai China, 201203	3,745,504	5.86%

Biotechnology Development Fund II, L.P. (7) 575 High Street, Suite 201 Palo Alto, CA 94301	3,485,026	5.48%

Gabriel B. Vegh (8) (9)	843,469	1.33%

Phillip C. Radlick, Ph.D. (8)	460,662	*

Rodolfo C. Quijano, M.D. (8)	64,666	*

Jesse D. Erickson (8)	61,666	*

Lawrence J. Siskind (8)	60,666	*

William Wheeler (8)	362,932	*

Ronald E. Bourquin (8)	313,152	*

Eric Chan, Ph.D. (8)	182,921	*

Victor Barajas (8)	248,672	*

All current directors and executive officers as a group (11 persons) (10)	2,705,760	4.14%

*	Less than one percent.
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In determining the number of shares beneficially owned by a person, options or warrants to purchase Common Stock held by that person that are currently exercisable, or become exercisable within 60 days following April 15, 2003, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. We believe that all of the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	As of April 15, 2003, 62,898,390 shares of Common Stock were issued and outstanding.
(3)	Based on a Schedule 13G filed February 14, 2003, each of David W. Tice & Associates, Inc. and Prudent Bear Funds, Inc. beneficially owns 5,523,613 shares of Common Stock, including 509,349 shares issuable upon exercise of warrants, with (i) David W. Tice & Associates, Inc. having sole dispositive power over such shares and (ii) Prudent Bear Funds, Inc. having sole voting power over such shares.
(4)	Each of Richtime Management Limited, e-New Media Investments Limited and e-New Media Company Limited beneficially owns 4,728,470 shares of Common Stock, including 389,492 shares issuable upon exercise of warrants, and had shared and sole dispositive power over such shares.
(5)	Each of Victor Lee and Asia Peak Holdings, Ltd. beneficially own 4,286,872 shares of Common Stock, including 137,795 shares issuable upon exercise of a warrant held by Victor S. Lee and 896,666 shares of Common Stock issuable upon exercise of warrants held by Asia Peak Holdings, Ltd., with Victor S. Lee having sole dispositive and voting power over such shares.
(6)	Includes 1,045,342 shares of Common Stock issuable upon exercise of warrants.
(7)	Includes 674,818 shares of Common Stock issuable upon exercise of a warrant.
(8)	The amounts shown include shares of Common Stock which may be acquired currently or within 60 days of April 15, 2003 through the exercise of options, as follows: Mr. Vegh, 700,528 shares; Dr. Radlick, 459,662 shares; Dr. Quijano, 64,666 shares; Mr. Erickson, 60,666 shares; Mr. Siskind, 60,666 shares; Mr. Wheeler, 297,117 shares; Mr. Bourquin, 289,877 shares; Dr. Chan, 162,289 shares; and Mr. Barajas, 183,300 shares.
(9)	Includes 136,141 shares of Common Stock held by Mr. Vegh and his wife, Kathleen G. Vegh, tenants in common and 3,000 shares held in a retirement account for the benefit of Mr. Vegh’s spouse.
(10)	Includes 2,412,837 shares of Common Stock subject to stock options exercisable currently or within 60 days of April 15, 2003.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation received by (1) the individual who served as our Chief Executive Officer during the fiscal year ended December 31, 2002; (2) the four other most highly compensated individuals who served as one of our executive officers during the fiscal year ended December 31, 2002 (the “Named Executive Officers”); and (3) the compensation received by each such individual for our preceding two fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name & Principal Position	Fiscal Year	Salary (1)		Bonus (2)	Other Annual Compen- sation	Securities Underlying Options/SARs (#)(3)	All Other Compensation (4)

Gabriel B. Vegh Chief Executive Officer and Chairman of the Board of Directors	2002 2001 2000	$ $ $	271,612 220,001 202,904	75,000 70,000 110,000	— — —	500,000 200,000 292,295		— — —

William K. Wheeler (5) President and Chief Operating Officer	2002 2001 2000	$ $ $	249,534 223,364 104,799	75,000 125,000 —	— — —	319,479 75,000 200,000	$	— — 32,178

Ronald E. Bourquin Senior Vice President, Chief Financial Officer and Secretary	2002 2001 2000	$ $ $	224,071 197,071 179,168	55,000 105,000 45,000	— — —	275,853 50,000 100,000		— — —

Victor J. Barajas Senior Vice President, Operations	2002 2001 2000	$ $ $	183,997 162,428 140,928	35,000 35,000 3,000	— — —	173,129 55,000 55,000		— — —

Eric K.Y. Chan, Ph.D. Vice President, Product Development	2002 2001 2000	$ $ $	180,000 170,460 152,427	25,000 50,000 10,000	— — —	162,240 25,000 95,000		— — —

(1)	Includes amounts deferred under the Company’s 401(k) plan.
(2)	Includes bonuses earned in the indicated year and paid in the subsequent year.
(3)	Includes options to purchase shares of Common Stock that were granted in 2000 in exchange for unexercised options granted prior to 1999 (which were canceled in 2000) with an exercise price above $1.16 per share as follows: Mr. Vegh, 142,295 shares; Mr. Bourquin, 15,000 shares; Mr. Chan, 70,000 shares; and Mr. Barajas, 25,000 shares.
(4)	Includes relocation income of $32,178 paid in 2000 to Mr. Wheeler.
(5)	Mr. Wheeler began his employment with the Company on May 15, 2000, with an annual base salary of $175,000, a guaranteed first year bonus of $50,000 payable in January 2001 and relocation and housing assistance.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table summarizes stock option grants during fiscal year 2002 to our Chief Executive Officer and our Names Executive Officers.

	Number of Shares Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal 2002 (2)	Exercise or Base Price per Share (3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Name					5%	10%
Gabriel B. Vegh	500,000	26.1%	$1.50	2/06/2012	$19,653	$533,903
William K. Wheeler	319,479	16.7%	$1.50	2/06/2012	$12,557	$341,141
Ronald E. Bourquin	275,853	14.4%	$1.50	2/06/2012	$10,843	$294,557
Victor J. Barajas	173,129	9.0%	$1.50	2/06/2012	$6,805	$184,868
Eric K.Y. Chan, Ph.D.	162,240	8.5%	$1.50	2/06/2012	$6,377	$173,241

(1)	These options vest in equal monthly installments over a four-year period commencing on the date of grant, except that no options are exercisable or vested for the first 6 months after the date of grant.
(2)	We granted stock options representing 1,916,403 shares of our Common Stock to employees in the last fiscal year.
(3)	The exercise price of each option was equal to 100% of the fair market value of the Common Stock on the date of grant.
(4)	The potential realizable value of each grant of options has been calculated, pursuant to the regulations promulgated by the Securities and Exchange Commission, assuming that the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively. These values do not represent our estimate or projection of future Common Stock value. There can be no assurance that any of the values reflected in the table will be achieved.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information with respect to stock options exercised by our Chief Executive Officer and our Named Executive Officers during the fiscal year ended December 31, 2002. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 2002 and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2002.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options/ SARs at Fiscal Year End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options/ SARs at Fiscal Year End Exercisable/ Unexercisable (2)
Gabriel B. Vegh	—	—	576,883 / 600,676	$118,099 / $65,334
William K. Wheeler	—	—	222,805 / 371,674	$ 17,500 / $24,500
Ronald E. Bourquin	—	—	240,414 / 269,140	$ 11,666 / $16,334
Victor J. Barajas	—	—	152,640 / 187,062	$ 8,738 / $11,434
Eric K.Y. Chan, Ph.D.	—	—	141,176 / 156,064	$ 5,834 / $ 8,166

(1)	Includes those options for which the fair market value of the underlying securities at December 31, 2002 ($ 0.90 per share) is less than the exercise price.
(2)	Based on the $ 0.90 per share closing price of the Company’s Common Stock on the Nasdaq National Market on December 31, 2002, less the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of the end of December 31, 2002 with respect to compensation plans under which our equity securities are authorized for issuance. The table does not include shares that stockholders are being asked to approve under Proposal 2.

Plan Category (1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Performance Units A	Weighted-Average Exercise Price of Outstanding Options, Restricted Stock Units and Performance Units B	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans C
Equity compensation plans approved by security holders (2)	4,417,829	$1.30	4,009,728
Equity compensation plans not approved by security holders (3)	—	—	—

Total	4,417,829	$1.30	4,009,728

(1)	The table does not include information for our employee benefit plans intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and foreign employee benefit plans which are similar to Section 401(a) plans.
(2)	Consists of three plans: the 1993 Stock Option Plan, the 1997 Director’s Stock Option Plan and the 1997 Employee Stock Purchase Plan.
(3)	We do not have any equity compensation plan not approved by security holders.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Mr. Vegh is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $220,000 for Mr. Vegh’s services as the President and Chief Executive Officer and accelerated vesting of all of Mr. Vegh’s options in the event of a change in control of the Company (as such term is defined in the agreement). In addition, Mr. Vegh is entitled to an annual bonus to be determined by the Board of Directors. In the event Mr. Vegh is terminated due to a “change in control” of the Company or, for other than for “good cause” (both terms as defined in the agreement), Mr. Vegh will receive his salary for six months, one half the prior year’s bonus and our standard fringe benefits for six months.

Mr. Wheeler is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $175,000 and accelerated vesting of all of Mr. Wheeler’s options in the event of a “change in control” of the Company (as such term is defined in the agreement). In addition, Mr. Wheeler is entitled to an annual bonus to be determined by the Board of Directors. In the event Mr. Wheeler is terminated due to a “change in control” of the Company or, for other than for “good cause” (both as defined in the agreement), Mr. Wheeler will receive his salary for six months, one half the prior year’s bonus and our standard fringe benefits for six months.

Mr. Bourquin is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $175,000 and accelerated vesting of all of Mr. Bourquin’s options in the event of a “change in control” of the Company (as such term is defined in the agreement). In addition, Mr. Bourquin is entitled to an annual bonus to be determined by the Board of Directors. In the event Mr. Bourquin is terminated due to a “change in control” of the Company or, for other than “good cause” (both as defined in the agreement), Mr. Bourquin will receive his salary for six months, one half the prior year’s bonus and our standard fringe benefits for six months.

Mr. Chan is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $175,000 and accelerated vesting of all of Mr. Chan’s options in the event of a “change in control” of the Company (as such term is defined in the agreement). In addition, Mr. Chan is entitled to an annual bonus to be determined by the Board of Directors. In the event Mr. Chan is terminated due to a “change in control” of the Company or, for other than “good cause” (both as defined in the agreement), Mr. Chan will receive his salary for six months, one half the prior year’s bonus and our standard fringe benefits for six months.

Mr. Barajas is party to an employment agreement dated August 30, 2000. The agreement provides for an initial salary of $150,000 and accelerated vesting of all of Mr. Barajas’ options in the event of a “change in control” of the Company (as such term is defined in the agreement). In addition, Mr. Barajas is entitled to an annual bonus to be determined by the Board of Directors. In the event Mr. Barajas is terminated due to a “change in control” of the Company or, for other than for “good cause” (both as defined in the agreement), Mr. Barajas will receive his salary for six months, one half the prior year’s bonus and our standard fringe benefits for six months.

CERTAIN TRANSACTIONS

On August 5, 2002 we sold our Common Stock at a price of $0.72 per share to certain investors as part of a private placement. In addition, we issued warrants to these investors to purchase shares of our Common Stock at an exercise price of $0.90 per share. Certain significant beneficial owners of our Common Stock participated in the August 5, 2002 closing. Biotechnology Development Fund II, L.P. purchased 1,041,665 shares of Common Stock and received a warrant to purchase 312,500 shares of our Common Stock. Band & Co., Custodian Nominee for The Prudent Bear Fund, an entity affiliated with David W. Tice & Associates, Inc., purchased 1,041,665 shares of Common Stock and received a warrant to purchase 312,500 shares of our Common Stock.

Richtime Management Limited, an entity affiliated with e-New Media Company Limited, purchased 694,444 shares of our Common Stock and received a warrant to purchase 208,333 shares of our Common Stock. Peter Yuan Lie Ming purchased 347,222 shares of our Common Stock and received a warrant to purchase 104,166 shares of our Common Stock in the August 5, 2002 closing. Asia Peak Holdings, Ltd. purchased 1,388,888 shares of our Common Stock and received a warrant to purchase 416,666 shares of our Common Stock in the August 5, 2002 closing.

On March 28, 2003 and April 11, 2003, we sold our Common Stock at a price of $0.85 per share to certain investors in two closings of a private placement. In addition, we issued warrants to these investors to purchase shares of our Common Stock at an exercise price of $1.25 per share. Certain significant beneficial owners of our Common Stock participated in the March 28, 2003 and the April 11, 2003 closings. Peter Yuan Lie Ming purchased 2,352,940 shares of our Common Stock and received warrants to purchase 941,176 shares of our Common Stock in the March 28, 2003 and the April 11, 2003 closings of our private placement. Asia Peak Holdings, Ltd. purchased 1,200,000 shares of our Common Stock and received a warrant to purchase 480,000 shares of our Common Stock in the March 28, 2003 and the April 11, 2003 closings of our private placement.

In December 1997, we entered into a $300,000 note receivable agreement with Phillip C. Radlick, Ph.D., one of our Directors and then President and Chief Executive Officer to facilitate the purchase of a principal residence in the Bay Area. The note bears interest at the minimum Applicable Federal Rate of 6.45% at the time the note was issued and is due and payable in a single lump sum forty-eight months from the note date. In August 2001, the Board of Directors amended Dr. Radlick’s agreement to extend this loan until the first of (i) the date that Dr. Radlick no longer serves as a member of our Board of Directors, (ii) the date when Dr. Radlick sells this house and (iii) December 16, 2005 . As security for the note, Dr. Radlick granted us a security interest in his vested stock options. At December 31, 2002, the balance of the loan is approximately $372,500, including approximately $94,000 of accrued interest.

In June 2000, we entered into a note receivable agreement with William Wheeler, our President and Chief Operating Officer, to facilitate the purchase of a principal residence in the Bay Area. The note calls for an initial payment by us of $142,500 with an additional $5,000 per month up to a maximum of $300,000. The note bears interest at the minimum Applicable Federal Rate of 6.42% at the time the note was issued and is due and payable in a single lump sum forty-eight months from the note date. The Board of Directors amended Mr. Wheeler’s agreement by granting Mr. Wheeler a $75,000 bonus in May 2001 in lieu of further additional monthly payments to him. As security for the note, Mr. Wheeler granted us a security interest in his vested stock options. At December 31, 2002, the balance of the loan is approximately $222,500, including approximately $30,000 of accrued interest. The note receivable and accrued interest are included in the accompanying balance sheet.

We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We believe that the foregoing transactions were in our best interests. It is our current policy that all transactions by us with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, and are on terms no less favorable to us than could be obtained from unaffiliated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during its fiscal year ended December 31, 2002, all Reporting Persons complied with all applicable filing requirements.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2002. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and our compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of two elements: (1) base salary, which reflects individual performance and expertise, and (2) long-term stock-based incentive awards, which are designed to strengthen the mutual interests of the executive officers and our stockholders. Additionally, some executives are eligible for variable bonus awards payable in cash which are tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for us.

The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with us for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary may be adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Our performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific Company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

We have utilized our stock option plan to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in us and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position in our organization, his or her performance and responsibilities and internal comparability considerations.

Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of our Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

Gabriel B. Vegh has served as our Chief Executive Officer since June 2000. His base salary for fiscal 2002 was $275,000. Additional compensation paid to Mr. Vegh included a stock option grant and a bonus based on his performance to objectives as set by the Board of Directors.

The factors discussed above in “Base Salary,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were applied by the Compensation Committee in establishing the amount of Mr. Vegh’s salary, stock options grant and bonus. Mr. Vegh did not participate in any decisions related to his compensation. Significant factors the Compensation Committee considered in establishing Mr. Vegh’s compensation included his individual performance, the achievement of specific objectives including clinical milestones and the compensation of chief executive officers of other companies in the medical device industry, taking into account relative company size and stage of development. The Compensation Committee felt Mr. Vegh’s performance and effort contributed to our progress over the last year and exercised its judgment in awarding the salary increase and bonus shown in the Summary Compensation Table.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by us to each of our executive officers is expected to be below $1 million and the Committee believes that options granted under our 1993 Stock Option Plan and our 2003 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of our executive officers. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee

Jesse D. Erickson

Phillip C. Radlick, Ph.D.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Mr. Jesse D. Erickson, Dr. Rodolfo C. Quijano and Mr. Lawrence J. Siskind. All members of the Audit Committee meet the independence standards of Rule 4200(a)(14) of the NASD listing requirements. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of our quality and integrity of our accounting, auditing and financial reporting practices.

Our management is responsible for the financial statements and reporting process, including the system of internal controls. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the financial statements with management and our independent auditors. The Audit Committee is not, however, our employee, nor does it provide any expert assurance or professional certification regarding our financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to that firm’s independence.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed with our management and our independent auditors the processes used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to be filed with and accompany our periodic filings with the Securities and Exchange Commission.

Based upon Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors include the audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the selection, subject to stockholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

Audit Committee

Jesse D. Erickson

Rodolfo C. Quijano, Ph.D., M.D.

Lawrence J. Siskind

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for the our stock since December 31, 1997 to the cumulative return over such period of (1) Cardima, Inc., (2) the Nasdaq Medical Products Index and (3) the Nasdaq National Market U.S. Composite Index. The graph assumes that $100 was invested on December 31, 1997 in our Common Stock and in each of the comparative indices, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF FISCAL YEAR CUMULATIVE TOTAL RETURN

AMONG CARDIMA, INC., NASDAQ MEDICAL PRODUCTS INDEX

AND NASDAQ NATIONAL MARKET U.S. COMPOSITE INDEX

Comparison of Cumulative Total Return

The information contained in the Stock Performance Graph shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02
Cardima, Inc.	$100.00	$61.43	$41.43	$5.71	$51.66	$20.57
Nasdaq Composite	100.00	138.47	258.24	155.82	122.82	84.60
Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors	100.00	111.33	134.83	139.10	152.93	123.78

Assumes $100 invested on December 31, 1997 in stock or index, including reinvestment of dividends to the fiscal year ending December 31, 2002.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented for consideration at our 2004 Annual Meeting of Stockholders must be received by us not later than January 8, 2004 in order to be considered for inclusion in our proxy materials for that meeting.

Our bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at our next annual meeting, the stockholder must give timely notice of the proposal in writing to our Secretary. To be timely, a stockholder’s notice of the proposal must be delivered to, or mailed and received at our executive offices not less than 30 days nor more than 60 days prior to the proposed date of the annual meeting of 2003; provided, however, that if less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice of the proposal to be timely must be received no later than the 15th day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the meeting date is given.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 IS BEING FURNISHED TO EACH STOCKHOLDER WITH THIS PROXY STATEMENT. IF NECESSARY, WE WILL MAIL AN ADDITIONAL COPY, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON WRITTEN REQUEST OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, 47266 BENICIA STREET, FREMONT, CALIFORNIA, 94538-7330.

By Order of the Board of Directors,

Ronald E. Bourquin Senior Vice President, Chief Financial Officer and Secretary

Fremont, California

APPENDIX A

CARDIMA, INC.

2003 STOCK OPTION PLAN

I.    PURPOSES OF THE PLAN

This 2003 Stock Option Plan (the “Plan”) is intended to promote the interests of Cardima, Inc., a Delaware corporation (the “Corporation”), by providing a method whereby eligible individuals who provide valuable services to the Corporation (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its parent or subsidiary corporations).

For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

(i)    Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation (a “Parent”), provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ii)    Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation (a “Subsidiary”), provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.    ADMINISTRATION OF THE PLAN

A.    A committee comprised of non-employee members of the Board of Directors who satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the “1934 Act”) as it is then in effect to exempt stock awards made hereunder from the short-swing profit recovery rules of Section 16(b) of the 1934 Act (the “Primary Committee”) and who satisfy the requirements of Section 162(m) of the Internal Revenue Code shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.

B.    Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the discretion of the Board of Directors (the “Board”), be vested in the Primary Committee or a second committee comprised of one or more Board members (the “Secondary Committee” and, with the Primary Committee, the “Committee”), or the Board may retain the power to administer the Plan with respect to all such persons. The members of the Secondary Committee may be individuals who are employees eligible to receive option grants under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary) or who have any other business relationship with the Corporation outside their roles as members of the Board. The Board, any Primary Committee or any Secondary Committee charged with the administration of the Plan are referred to hereinafter as the “Plan Administrator.”

C.    Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

D.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any option thereunder.

E.    Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any grants under the Plan.

III.    ELIGIBILITY FOR OPTION GRANTS

The persons eligible to receive option grants under the Plan are as follows:

(i)    common law employees who are on the payroll of the Corporation, including officers and directors who are employed by the Corporation, its Parent or its Subsidiary (“Employees”);

(ii)    the non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary; and

(iii)    those consultants, who are natural persons, who provide valuable services to the Corporation (or its Parent or Subsidiary).

The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

IV.    STOCK SUBJECT TO THE PLAN

A.    The stock issuable under the Plan shall be shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 2,200,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

B.    No one person participating in the Plan may receive options for more than 1,000,000 shares of Common Stock per calendar year, beginning with the 2003 calendar year.

C.    Shares subject to outstanding options shall be available for subsequent option grants under the Plan to the extent options expire or terminate for any reason prior to exercise in full. Shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants.

D.    In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, proportionate adjustments shall be made to (I) the aggregate number and/or class of shares issuable under the Plan and (II) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

E.    During such period that the Plan is subject to the requirements of Section 25110 of the California Corporations Code, any amendment to increase the share reserve of the Plan shall not increase the total number of shares of Common Stock issuable upon exercise of all outstanding options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Corporation, to exceed 30% of the number of outstanding total number of shares of Common Stock (such term to include any convertible preferred and convertible senior common shares of the Corporation) at the time of any such increase, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding shares of the Corporation entitled to vote.

V.    TERMS AND CONDITIONS OF OPTIONS

A.    Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

B.    Option Price.

1.    The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant or, in the case of an option granted to the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its Parent or Subsidiary corporations (such person to be herein referred to as a “10% Stockholder”), the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the grant date.

2.    The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section IX and the instrument evidencing the grant, be payable in one or more of the forms specified below:

(i)    cash or check drawn to the Corporation’s order;

(ii)    in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date; or

(iii)    to the extent not prohibited by applicable law and to the extent the option is exercised for vested shares, through a sale and remittance procedure pursuant to which the optionee is to provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

For purposes of this subparagraph B, the Exercise Date shall be the first date on which there shall have been delivered to the Corporation both written notice of the exercise of the option and, except to the extent such sale and remittance procedure is utilized, payment of the option price for the purchased shares.

3.    The fair market value of a share of Common Stock on any relevant date under subparagraph 1 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

(i)    If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

(ii)    If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(iii)    If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and (ii) above does not accurately reflect the fair market value of the Common Stock, then such fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

C.    Term and Exercise of Options.

Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, an Option granted to an individual other than an officer of the Corporation, a member of the Board or a consultant to the Corporation shall become exercisable at a rate of at least 20% of the underlying Shares per year over 5 years from the date of grant of the Option. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date and no Incentive Option granted to a 10% Stockholder shall have a maximum term in excess of five (5) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

D.    Effect of Termination of Employment.

1.    Except to the extent otherwise provided pursuant to subparagraph 3 below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of death or cessation of Service. For the purposes of this Plan, the term “Service” shall mean service to the Corporation, or a Parent or Subsidiary, by an individual as an Employee, a non-employee member of the Board of Directors or a consultant.

(i)    Should the optionee cease to remain in Service for any reason other than death or Disability (as hereinafter defined), then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

(ii)    In the event such Service terminates by reason of Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the six (6)-month period following the date of such cessation of Service. “Disability” shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

(iii)    Should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee’s death. During such limited period, the option may be exercised by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution.

(iv)    Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

2.    Under no circumstances shall any option be exercisable after the specified expiration date of the option term.

3.    The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more of its Parent or Subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

4.    The Board shall have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee’s termination of Service from the three (3)-month (six (6) months in the case of Disability) or shorter period set forth in the option agreement to such greater period of time as the Board shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term.

E.    Stockholder Rights.    An optionee shall have none of the rights of a stockholder with respect to the shares subject to the option until such individual shall have exercised the option and paid the option price.

F.    Repurchase Rights.    The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Corporation in accordance with the following provisions:

1.    The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Corporation (or its assignees) shall have the right, exercisable upon the optionee’s cessation of Service, to repurchase at the option price all or (at the discretion of the Corporation and with the consent of the optionee) part of the unvested shares of Common Stock at the time held by the optionee. Any such repurchase right shall be exercisable by the Corporation (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee’s period of Service) as the Plan Administrator may specify in the instrument evidencing such right. During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, if a right of repurchase of the Corporation is exercised upon termination of employment of an optionee, the repurchase price shall be set at not less than the original purchase price of the Shares, provided that the right to repurchase shall lapse at a rate of 20% of the Shares per year over 5 years from the date the option was granted. The right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the securities within ninety (90) days of termination of employment.

2.    All of the Corporation’s outstanding repurchase rights shall automatically terminate upon the occurrence of any Corporate Transaction under Section VII.

VI.    INCENTIVE OPTIONS

The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Corporation.

Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

A.    Option Price.    The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant. If the individual to whom the option is granted is a 10% Stockholder, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the grant date.

B.    Dollar Limitation.    The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its Parent or Subsidiary) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

VII.    CORPORATE TRANSACTIONS

A.    In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Corporation, (ii) a merger or consolidation in which the Corporation is not the surviving entity (except for a transaction the principal purpose of which is to change the State of Corporation’s incorporation) or (iii) a reverse merger in which the Corporation is the surviving entity but in which all of the Corporation’s outstanding voting stock immediately preceding the merger are converted by virtue of the merger or transferred to the acquiring entity or its wholly-owned Subsidiary (individually, a “Corporate Transaction”), then any surviving entity or acquiring entity shall assume any outstanding options under the Plan or shall substitute similar options. Notwithstanding the assumption or substitution of any portion of any outstanding option under the Plan by the surviving entity or acquiring entity, in the event of a Corporate Transaction the vesting and exercisability of each outstanding option under the Plan shall accelerate so that each option shall become vested and exercisable immediately prior to the Corporate Transaction for twice the number of vested shares of Common Stock subject to such option immediately prior to such acceleration, up to 100% of the shares of Common Stock subject to such option. In the event the surviving entity or acquiring entity refuses to assume such options or to substitute similar options for those outstanding under the Plan, then the vesting and exercisability of each option outstanding under the Plan shall automatically accelerate in full so that each option shall, immediately prior to the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares or fully vested shares of Common Stock.

B.    Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the surviving entity or acquiring entity (or Parent thereof).

C.    Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

D.    The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred

Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

E.    The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VIII.    TAX WITHHOLDING

A.    The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or upon the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.    The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

(i)    Stock Withholding.    The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the taxes (not to exceed one hundred percent (100%)) designated by the holder.

(ii)    Stock Delivery.    The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the taxes) with an aggregate Fair Market Value equal to the percentage of the taxes (not to exceed one hundred percent (100%)) designated by the holder.

IX.    LOANS

A.    To the extent not prohibited by applicable law, the Plan Administrator may assist any optionee (including an optionee who is an officer or director of the Corporation) in the exercise of one or more options granted to such optionee, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such optionee, or (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years.

B.    The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be granted with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events, the maximum credit available to each optionee may not exceed the sum of (i) the aggregate option price payable for the purchased shares (less the par value) plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with such exercise.

C.    The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

X.    NO EMPLOYMENT OR SERVICE RIGHTS

A.    Nothing in the Plan shall confer upon the optionee any right to continue in the service or employ of the Corporation (or any Parent or Subsidiary of the Corporation employing or retaining such optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary of the Corporation employing or retaining such optionee) or of the optionee, which rights are hereby expressly reserved by each, to terminate the Service of the optionee at any time for any reason, with or without cause.

XI.    AMENDMENT OF THE PLAN

A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the Corporation’s stockholders, adversely affect the rights and obligations with respect to options at the time outstanding under the Plan; and provided, further that any amendment or modification by the Board to (i) increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any person may be granted options per calendar year, except for permissible adjustments under Section IV or (ii) materially modify the eligibility requirements for the grant of options under the Plan, shall not be effective without the approval of the Corporation’s stockholders within one year of such amendment or modification to the Plan.

B.    Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Corporation’s stockholders and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

XII.    EFFECTIVE DATE AND TERM OF PLAN

A.    The Plan became effective when adopted by the Board on April 17, 2003 and was approved by the Corporation’s stockholders on June 19, 2003.

B.    Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) April 17, 2013 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

XIII.    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

XIV.    INFORMATION OBLIGATION

During such time that the Plan is subject to the requirements of Section 25110 of the California Code of Corporations, the Corporation shall provide the Participants with financial statements at least annually. This Section XIV shall not apply to key Employees whose duties in connection with the Corporation assure them access to equivalent information.

XV.    REGULATORY APPROVALS

The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

CARDIMA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 19, 2003

The undersigned stockholder of Cardima, Inc. (the “Company”) acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated May 8, 2003, and the undersigned revokes all prior proxies and appoints Gabriel B. Vegh and Ronald E. Bourquin, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company, located at 47266 Benicia Street, Fremont, California 94538, at 11:00 a.m. local time on June 19, 2003, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

1.	ELECTION OF DIRECTORS:

☐  FOR each of the nominees listed below (except as marked to the contrary below)

☐  WITHHOLD AUTHORITY to vote for the nominees for director listed below:

Gabriel B. Vegh

Jesse D. Erickson

Rodolfo C. Quijano, Ph.D., M.D.

Phillip C. Radlick, Ph.D.

Lawrence J. Siskind

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	TO APPROVE AND RATIFY OUR 2003 STOCK OPTION PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK AND WARRANTS TO PURCHASE SHARES OF OUR COMMON STOCK IN CONNECTION WITH OUR PROPOSED PRIVATE PLACEMENT

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, and 5.

CARDIMA, INC.

BOARD OF DIRECTORS PROXY

Annual Meeting of Stockholders June 19, 2003

Dated this         day of                         , 2003

(Signature of Stockholder)

(Signature of Stockholder)

Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

Please Mark, Sign, Date and Mail This Proxy Card Promptly, Using the Enclosed Envelope.